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                                                                       EXHIBIT 5

                                 July 3, 1997

Board of Directors
Ralston Purina Company
Checkerboard Square
St. Louis, Missouri  63102

Ladies and Gentlemen:

          I am Vice President and General Counsel of Ralston Purina Company, a Missouri corporation (the "Company"). This opinion is delivered in connection with various legal matters relating to the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering an offer of up to $400 million of Stock Appreciation Income Linked Securities ("SAILs") described in the Preliminary Prospectus dated July 3, 1997 included as part of the Registration Statement. The SAILs are to be issued pursuant to an Indenture, dated as of May 26,1995, as supplemented (the "Indenture"), between the Company the The First National Bank of Chicago, as Trustee, which is filed as an exhibit to the Registration Statement.

          In connection herewith, I have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to my satisfaction of the Registration Statement, the Indenture, the Restated Articles of Incorporation and By-laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as I have deemed necessary or appropriate in order to enable me to render the opinions expressed below. In rendering this opinion, I have assumed the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified or photostatted copies.

          I express no opinion as to the applicability or effect of (i) any bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, or (ii) general principles of equity including, without limitation, concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

          Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations stated herein, I am of the opinion that:

    (1) The Company is a corporation validly existing and in good standing under the laws of the State of Missouri; and

    (2)   The SAILs will be valid and binding obligations of the Company when:

          (i) the Registration Statement, including any amendments thereto, shall have become effective under the Act;

          (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

          (iii) the SAILs shall have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered upon payment therefor as described in the Prospectus included as part of the Registration Statement;


          This opinion is not rendered with respect to any laws other than The General and Business Corporation Law of Missouri and the federal Laws of the United States.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus included as a part thereof. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and the sale of the SAILS. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

                                     Very truly yours,



                                     J. M. Neville
                                     Vice President and General Counsel